UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2008

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 8.01 below is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On March 3, 2008, the arbitrator (the “Arbitrator”) in the American Arbitration Association proceedings (the “Arbitration”) brought by Immunicon Corporation (“Immunicon”) against Veridex LLC, a Johnson & Johnson company (“Veridex”), issued a final award (the “Decision”). In the Decision, the Arbitrator determined that Veridex was not in breach of its “best efforts” marketing obligation and dismissed Immunicon’s claims. The Arbitrator awarded Veridex $304,013.00 in contract damages pursuant to Veridex’s counterclaim in which Veridex had challenged Immunicon’s use of circulating tumor cell (“CTC”) reagents and analyzers as part of Immunicon’s “Pharma Services” business. The Decision also dictated that the Arbitrator’s compensation and expenses of $221,911.29 is to be paid equally by Immunicon and Veridex.

In the Arbitration, Immunicon claimed, among other things, that Veridex had materially violated its obligation to devote best efforts in the marketing of the CellSearch test developed by Immunicon pursuant to the 2000 Development, License and Supply Agreement, as amended, between Immunicon and Ortho-Clinical Diagnostics, Inc. (which has since been assigned to Veridex).

Immunicon is currently reviewing the Decision and assessing the Decision’s impact on its business. On March 3, 2008, Immunicon issued a press release announcing the Decision. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Immunicon has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	/s/ JAMES G. MURPHY
James G. Murphy
Senior Vice President, Finance and
Administration and Chief Financial Officer

Dated: March 5, 2008

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release.